                                                               Exhibit (10)(i)38

                                                                  EXECUTION COPY

================================================================================

                          AMENDED AND RESTATED 364-DAY

                        COMPETITIVE ADVANCE AND REVOLVING
                            CREDIT FACILITY AGREEMENT

                          Dated as of December 14, 2001

                                      among

                                   AT&T CORP.,

                            THE LENDERS PARTY HERETO,

                   CITIBANK, N.A., CREDIT SUISSE FIRST BOSTON,
                      DEUTSCHE BANK AG NEW YORK BRANCH and
                                     GOLDMAN
                           SACHS CREDIT PARTNERS L.P.,
                            as Administrative Agents,

                                       and

                                 CITIBANK, N.A.,

                                as Paying Agent,

                                      with

                    SALOMON SMITH BARNEY INC., CREDIT SUISSE
                          FIRST BOSTON, DEUTSCHE BANC
                       ALEX. BROWN INC. and GOLDMAN SACHS
                              CREDIT PARTNERS L.P.,
                     as Joint Lead Arrangers and Bookrunners

                                       and

                        BANK ONE, NA, THE BANK OF TOKYO-
                   MITSUBISHI, LTD., NEW YORK BRANCH, BANK OF
                     AMERICA, N.A., BARCLAYS BANK PLC, BNP
                    PARIBAS, THE ROYAL BANK OF SCOTLAND PLC,
                      NEW YORK BRANCH, INTESABCI, NEW YORK
                   BRANCH, THE FUJI BANK, LIMITED, HSBC BANK
                      USA, and FIRST UNION NATIONAL BANK,
                                 as Co-Arrangers

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I Definitions

         SECTION 1.01. Defined Terms..........................................1

ARTICLE II The Credits

         SECTION 2.01. Commitments...........................................17
         SECTION 2.02. Loans.................................................17
         SECTION 2.03. Competitive Bid Procedure.............................18
         SECTION 2.04. Standby Borrowing Procedure...........................20
         SECTION 2.05. Conversion and Continuation of Standby Loans..........20
         SECTION 2.06. Fees..................................................21
         SECTION 2.07. Repayment of Loans; Evidence of Debt..................22
         SECTION 2.08. Interest on Loans.....................................22
         SECTION 2.09. Default Interest......................................23
         SECTION 2.10. Alternate Rate of Interest............................23
         SECTION 2.11. Termination and Reduction of Commitments..............23
         SECTION 2.12. Prepayment............................................24
         SECTION 2.13. Reserve Requirements; Change in Circumstances.........24
         SECTION 2.14. Change in Legality....................................26
         SECTION 2.15. Indemnity.............................................26
         SECTION 2.16. Pro Rata Treatment....................................27
         SECTION 2.17. Sharing of Setoffs....................................27
         SECTION 2.18. Payments..............................................28
         SECTION 2.19. Taxes.................................................28
         SECTION 2.20. Mandatory Assignment; Commitment Termination..........30

ARTICLE III Representations and Warranties

         SECTION 3.01. Organization; Powers..................................30
         SECTION 3.02. Authorization.........................................31
         SECTION 3.03. Enforceability........................................31
         SECTION 3.04. Governmental Approvals................................31
         SECTION 3.05. Financial Statements..................................31
         SECTION 3.06. Litigation; Compliance with Laws......................31
         SECTION 3.07. Federal Reserve Regulations...........................32
         SECTION 3.08. Investment Company Act; Public Utility
                       Holding Company Act...................................32
         SECTION 3.09. Use of Proceeds.......................................32
         SECTION 3.10. No Material Misstatements.............................32

ARTICLE IV Conditions of Effectiveness and of Lending
         SECTION 4.01. All Borrowings........................................32
         SECTION 4.02. Closing Date..........................................33

ARTICLE V Covenants

         SECTION 5.01. Existence.............................................33
         SECTION 5.02. Financial Statements, Reports, Etc....................33

         SECTION 5.03. Maintaining Records...................................34
         SECTION 5.04. Use of Proceeds.......................................34
         SECTION 5.05. Consolidations, Mergers, Sales of Assets
                       and Separation Transactions...........................34
         SECTION 5.06. Limitations on Liens..................................35
         SECTION 5.07. Limitations on Sale and Leaseback Transactions........35
         SECTION 5.08. Total Debt to EBITDA Ratio............................35

ARTICLE VI Events of Default

ARTICLE VII The Agents

ARTICLE VIII Miscellaneous

         SECTION 8.01. Notices...............................................39
         SECTION 8.02. Survival of Agreement.................................39
         SECTION 8.03. Binding Effect........................................39
         SECTION 8.04. Successors and Assigns................................40
         SECTION 8.05. Expenses; Indemnity...................................42
         SECTION 8.06. Applicable Law........................................42
         SECTION 8.07. Waivers; Amendment....................................43
         SECTION 8.08. Entire Agreement......................................43
         SECTION 8.09. Severability..........................................43
         SECTION 8.10. Counterparts..........................................43
         SECTION 8.11. Headings..............................................43
         SECTION 8.12. Jurisdiction, Etc.....................................43
         SECTION 8.13. Waiver of Jury Trial...................................1

         Exhibits and Schedules

Exhibit A-1       Form of Competitive Bid Request
Exhibit A-2       Form of Notice of Competitive Bid Request
Exhibit A-3       Form of Competitive Bid
Exhibit A-4       Form of Competitive Bid Accept/Reject Letter
Exhibit A-5       Form of Standby Borrowing Request
Exhibit B         Form of Assignment and Acceptance
Exhibit C         Form of Opinion of Counsel for AT&T Corp.
Exhibit D         Form of Note
Exhibit E         Form of AT&T Business Guaranty


Schedule 2.01     Commitments

                  AMENDED AND RESTATED 364-DAY COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (the "Agreement") dated as of December [__], 2001, among AT&T CORP., a New York corporation (the "Borrower"), the lenders listed in
Schedule 2.01 (the "Lenders"), CITIBANK, N.A. ("Citibank"), CREDIT SUISSE FIRST BOSTON ("CSFB"), DEUTSCHE BANK AG NEW YORK BRANCH ("DB") and GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as administrative agents for the Lenders (in such capacity, the "Administrative Agents"), Citibank, as paying agent for the Lenders (in such capacity, the "Paying Agent") and with SALOMON SMITH BARNEY INC., CSFB, DEUTSCHE BANC ALEX. BROWN INC. ("DBAB") and GSCP, as joint lead arrangers and bookrunners (the "Joint Lead Arrangers").

                  PRELIMINARY STATEMENTS

(1) The Borrower is a party to that certain 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of December 28, 2000, among the Borrower, the lenders party thereto, the co-arrangers party thereto, The Chase Manhattan Bank ("Chase"), CSFB and GSCP, as administrative agents, Chase, as paying agent, and Chase Securities Inc., CSFB and GSCP, as joint lead arrangers and bookrunners (the "Existing Bank Agreement").

(2) The parties hereto have agreed to amend and restate the Existing Bank Agreement, on the terms and conditions hereinafter set forth, to provide for, among other things, a reduction in the Total Commitment of the Lenders hereunder.

(3) The Borrower has requested that the Lenders continue to extend credit to the Borrower to enable it to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (as herein defined) a principal amount not in excess of $8,000,000,000 at any time outstanding. The Borrower has also requested that the Lenders continue to provide a procedure pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrower maturing on or prior to the Maturity Date. The proceeds of such borrowings are to be used to refinance the Existing Bank Agreement (as hereinafter defined) and for other general corporate purposes of the Borrower, including the repayment of maturing commercial paper of the Borrower. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

Accordingly, the Borrower, the Lenders and the Agents agree that, effective as of the Closing Date, the Existing Bank Agreement is hereby amended and restated in its entirety to read as follows:

DEFINITIONS

DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Administrative Agents" shall have the meaning specified in the recital of parties to this Agreement.

                  "Administrative Fees" shall have the meaning assigned to such term in Section 2.06(c).

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

                  "Agent Parties" shall mean the Agents and the Joint Lead Arrangers.

                  "Agents" shall mean the Administrative Agents and the Paying Agent.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Paying Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. For purposes hereof, "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Paying Agent, of the quotations for the day of such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Paying Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Paying Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Facility Fee Percentage" shall mean on any date, a percentage per annum determined by reference to the Public Debt Ratings in effect on such date as set forth below:

                 APPLICABLE FACILITY FEE PERCENTAGE PRICING GRID

                                                         APPLICABLE
                    PUBLIC DEBT                           FACILITY
                      RATINGS                                FEE
                    S&P/MOODY'S                          PERCENTAGE
                    -----------                          ----------
                      Level 1

                  Greater than or                           0.075%
                       equal
                    to A and A2

                      Level 2

                  Greater than or                           0.085%
                      equal to
                    A- or A3 and
                  A-1 and P-1 but
                  less than Level 1

                      Level 3

                  Greater than or                           0.10%
                   equal to A- or
                   A3 and A-2 and
                    P-2 but less
                    than Level 2

                      Level 4

                  Greater than or                           0.10%
                   equal to BBB+
                  or Baa1 but less
                    than Level 3

                      Level 5

                  Greater than or
                  equal to BBB or
                  Baa2 but less                            0.125%
                    than Level 4

                      Level 6

                   Less than BBB
                      and Baa2                             0.175%


                  "Applicable Margin" shall mean on any date, with respect to Eurodollar Standby Loans, a percentage per annum determined by reference to the Public Debt Ratings in effect on such date as set forth below:

                         APPLICABLE MARGIN PRICING GRID

                    PUBLIC DEBT
                      RATINGS                         APPLICABLE
                    S&P/MOODY'S                         MARGIN
                      Level 1

                  Greater than or                       0.325%
                       equal
                    to A and A2

                      Level 2

                  Greater than or                       0.415%
                      equal to
                    A- or A3 and
                  A-1 and P-1 but
                  less than Level 1

                      Level 3

                  Greater than or                       0.525%
                   equal to A- or
                   A3 and A-2 and
                    P-2 but less
                    than Level 2

                      Level 4

                  Greater than or                        0.65%
                   equal to BBB+
                    or Baa1 but
                        less
                    than Level 3

                      Level 5

                  Greater than or
                  equal to BBB or
                   Baa2 but less                        0.875%
                    than Level 4

                      Level 6

                   Less than BBB
                      and Baa2                          1.325%


                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee with the consent of the Borrower, and accepted by the Paying Agent in accordance with
         Section 8.04(e), substantially in the form of Exhibit B hereto.

                  "AT&T Broadband" means the Borrower's broadband business; provided that for purposes of the definition of "Indebtedness", "AT&T Broadband" shall mean any Person or Persons (whether existing as of the date hereof or subsequently formed) holding any significant portion of the Borrower's broadband business upon consummation of a Separation Transaction.

                  "AT&T Business" means a Person (whether existing as of the date hereof or subsequently formed) that holds all or substantially all of the Borrower's consumer services and business services businesses upon consummation of a Separation Transaction involving AT&T Broadband.

                  "AT&T Business Spinoff" has the meaning set forth in Section 5.05(c).

                  "AT&T Latin America" means AT&T Latin America Corp., a Delaware corporation.

                  "At Home Corporation" means At Home Corporation, a Delaware corporation.

                  "Attributable Debt" shall mean, as of the date of its determination, the present value (discounted semiannually at an interest rate implicit in the terms of the lease) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales); provided, however, that in the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, Attributable Debt shall mean the lesser of the present value of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Board of Directors" shall mean the Board of Directors of the Borrower or any duly authorized committee thereof.

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to
         Section 2.03) on a single date and as to which a single Interest Period is in effect.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Closing Date" shall mean the date hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Commitment" shall mean, with respect to each Lender, the Commitment of such Lender as set forth in Schedule 2.01 hereto.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

                  "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

                  "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.03 in the form of Exhibit A-1.

                  "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

                  "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated Net Tangible Assets" shall mean, at any date, as to the Borrower, the total assets appearing on the most recently prepared consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of the most recent fiscal quarter of the Borrower for which such balance sheet is available, prepared in accordance with GAAP, less (a) all current liabilities as shown on such balance sheet and (b) Intangible Assets.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

                  "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VI.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Existing Bank Agreement" shall have the meaning set forth in Preliminary Statement No. (1).

                  "Facility Fee" shall have the meaning assigned to such term in
         Section 2.06(a).

                  "Fee Letter" shall mean the Fee Letter dated October 19, 2001, among the Borrower, the Joint Lead Arrangers, DB and Citibank.

                  "Fees" shall mean the Facility Fee, the Utilization Fee and the Administrative Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Assistant Treasurer of such corporation.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "Funded Debt" shall mean any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

                  "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Indebtedness" of any Person shall mean all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), excluding indebtedness of AT&T Latin America and Monetized Debt; provided that for purposes of determining compliance with Section 5.08, (a) Indebtedness in the form of guarantees entered into by the Borrower or its Subsidiaries or for which the Borrower or any of its Subsidiaries is responsible or liable shall exclude (i) keep-well and other similar agreements to advance or supply funds (x) for the purchase or payment of any primary obligation of any other Person (the "primary obligor") or (y) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor and (ii) guarantees of obligations for which cross-guarantees or cross-indemnifications in favor of the Borrower or such Subsidiary from AT&T Wireless Services, Inc., Liberty Media Corporation, AT&T Corp., AT&T Broadband or AT&T Business exist and (b) Indebtedness shall be calculated net of cash and cash equivalents held by the Borrower and its Consolidated Subsidiaries on the date of determination (other than cash and cash equivalents held by AT&T Latin America).

                  "Intangible Assets" shall mean the value (net of any applicable reserves), as shown on or reflected in the most recently prepared consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of the most recent fiscal quarter of the Borrower of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "Intangible Assets" include product development costs.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any conversion of such Loan to a Loan of a different Type.

                  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.07 or Section 2.12 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Joint Lead Arrangers" shall have the meaning specified in the recital of parties to this Agreement.

                  "LIBO Rate" shall mean, with respect to each Interest Period, a rate of interest determined on the basis of at least two offered rates for deposits in United States dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate with respect to each Interest Period will be the arithmetic average (rounded upwards to the next 1/16th of 1%) of such offered rates. If fewer than two offered rates appear, "LIBO Rate" in respect of any Interest Period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Paying Agent at approximately 11:00 a.m. (London time) on the day that is two Business Days preceding the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period commencing on the first day of such Interest Period.

                  "Lien" means any mortgage, pledge, security interest, lien, charge or other encumbrance, but shall not include any of the foregoing types of encumbrances that are incidental to the conduct of the business of the Borrower or any Restricted Subsidiary or the ownership of the property and assets of any of them and that were not incurred in connection with the incurrence of any Indebtedness. Such incidental encumbrances that are to be excluded from the term "Lien" include, without limitation: (i) pledges or deposits made to secure obligations of the Borrower or Restricted Subsidiary under workmen's compensation laws or similar legislation; (ii) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, vendors', repairmen's, or other like liens incurred in the ordinary course of business; (iii) governmental (Federal, state or municipal) liens arising out of contracts for the purchase of products of the Borrower or a Restricted Subsidiary, and deposits or pledges to obtain the release of any of the foregoing liens; (iv) liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings; (v) leases made or existing on Principal Property entered into in the ordinary course of business by the Borrower or a Restricted Subsidiary; (vi) landlords' liens under leases of Principal Property to which the Borrower or a Restricted Subsidiary is a party; (vii) zoning restrictions, easements, licenses or restrictions on the use of Principal Property or minor irregularities in the title thereto; (viii) deposits in connection with bids, tenders, contracts (other than for the payment of money) to which the Borrower or any Restricted Subsidiary is a party; (ix) deposits to secure public or statutory obligations of the Borrower or any Restricted Subsidiary; (x) deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; (xi) deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Borrower or any Restricted Subsidiary is a party; and (xii) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings.

                  "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

                  "Long-Term Debt" shall mean, at any time, any publicly-held senior unsecured debt obligations outstanding at such time with a maturity more than one year after the date of any determination hereunder.

                  "Long-Term Senior Debt" shall have the meaning specified in the definition of "Public Debt Ratings".

                  "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Margin Regulations" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

                  "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole (it being understood that neither the proposed Separation Transactions nor any event, condition or result reflected in reports or financial statements filed with the SEC prior to November 13, 2001, shall be deemed to give rise to a Material Adverse Effect).

                  "Maturity Date" shall mean December 13, 2002.

                  "Monetized Debt" shall mean Indebtedness of the Borrower or a non-operating Subsidiary of the Borrower secured by capital stock of Persons not directly or indirectly controlled by the Borrower (collectively, the "Available Stock"), so long as the Borrower or such non-operating Subsidiary has at all times sufficient Available Stock so that upon maturity or exchange prior to maturity it may satisfy substantially all of the obligations arising under such Indebtedness (other than obligations to pay cash coupon amounts on such Indebtedness) solely by the delivery of Available Stock.

                  "Moody's" shall mean Moody's Investors Service, Inc. or any successor rating agency.

                  "Operational EBITDA" shall mean, for any period operating income (or operating loss) of the Borrower and its Consolidated Subsidiaries, excluding the operating income (or operating loss) of AT&T Latin America and At Home Corporation plus, to the extent deducted in determining such operating income (or operating loss), the sum of
         (a) depreciation expense, (b) amortization expense, (c) restructuring and other charges and (d) asset impairment charges. If the Borrower acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the assets or property of any other Person, or engages in any asset sale permitted by Section 5.05, during any period in respect of which Operational EBITDA is to be determined hereunder, such Operational EBITDA will be determined on a pro forma basis as if such acquisition or such asset sale occurred on the first day of the relevant period if the Operational EBITDA attributable to such acquisition or assets sold represents more than 10% of the Borrower's Operational EBITDA calculated immediately prior to giving effect to such acquisition or such asset sale.

                  "Paying Agent" shall have the meaning specified in the recital of parties to this Agreement.

                  "Person" or "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Principal Property" of the Borrower shall mean any land, land improvements, building and associated factory, laboratory office and switching equipment (excluding all products marketed by the Borrower or any Subsidiary) constituting a manufacturing facility, development facility, warehouse facility, service facility, office facility or operating facility (including any portion thereof), which facility (a) is owned by or leased to the Borrower or any Restricted Subsidiary, (b) is located within the United States and (c) has an acquisition cost plus capitalized improvements in excess of 0.25% of Consolidated Net Tangible Assets of the Borrower as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a "substantial user" of such facility or a "related person" as those terms are used in Section 103 of the Code) pursuant to the provisions of Section 103 of the Code (or any similar provisions hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility which the Borrower's Board of Directors may by resolution declare is not of material importance to the Borrower and the Restricted Subsidiaries taken as a whole and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more persons other than the Borrower and any Subsidiary of the Borrower and in which the interest of the Borrower and all Subsidiaries of the Borrower does not exceed 50%.

                  "Public Debt Ratings" means, as of any date, the lowest rating (other than any rating based on, or incorporating an expectation of, the prospective occurrence and consequences of a Separation Transaction in which AT&T Broadband is separated from AT&T Business) that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt (the "Long-Term Senior Debt") and commercial paper (the "Short-Term Debt") issued by the Borrower; provided that (i) if the Borrower has caused the credit facility evidenced by this Agreement to be rated by S&P and Moody's, then such ratings shall be used in lieu of the ratings applicable to Long-Term Senior Debt and Short-Term Debt of the Borrower for all purposes hereunder, (ii) if the event referred to in the preceding clause (i) has not occurred and AT&T Business has assumed the obligations of Borrower hereunder then the Long-Term Senior Debt and Short-Term Debt ratings of AT&T Business will be used in lieu of such ratings of the Borrower and (iii) if the events referred to in the preceding clauses (i) and (ii) have not occurred but the Borrower has delivered to the Paying Agent a guaranty in substantially the form of Exhibit E hereto (the "AT&T Business Guarantee"), pursuant to which AT&T Business guarantees the obligations of the Borrower under this Agreement, the ratings established by S&P and Moody's for Long-Term Senior Debt of AT&T Business shall be used in lieu of the ratings applicable to Long-Term Senior Debt of the Borrower for all purposes hereunder and, if higher, the ratings established by S&P and Moody's for the Short-Term Debt of AT&T Business shall be used in lieu of the ratings applicable to Short-Term Debt of the Borrower for all purposes hereunder, in each case, for such time as the AT&T Business Guarantee remains in effect. For purposes of the foregoing, with respect to the Borrower or AT&T Business, as the case may be, (a) if S&P or Moody's shall have in effect a rating for only one but not both of the Long-Term Senior Debt or the Short-Term Debt, the Applicable Margin and the Applicable Facility Fee Percentage shall be the lowest level that may be determined by reference to the available rating; (b) if only one of S&P and Moody's shall have in effect Public Debt Ratings, the Applicable Margin and the Applicable Facility Fee Percentage shall be determined by reference to the available rating; (c) if neither S&P nor Moody's shall have in effect Public Debt Ratings for either of the Long-Term Senior Debt or the Short-Term Debt, the Applicable Margin and the Applicable Facility Fee Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin" or "Applicable Facility Fee Percentage", as the case may be; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Ratings announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Register" shall have the meaning given such term in Section 8.04(d).

                  "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least 51% of the Total Commitment or, if the Commitments shall have been terminated, or for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders holding Loans representing at least 51% of the aggregate principal amount of the Loans outstanding.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Restricted Securities" shall mean any shares of capital stock or Indebtedness of any Restricted Subsidiary (but shall not include any Margin Stock).

                  "Restricted Subsidiary" shall mean (a) any Subsidiary of the Borrower (i) which has substantially all of its property within the United States of America, (ii) which owns or is a lessee of any Principal Property, and (iii) in which the investment of the Borrower and all other Subsidiaries of the Borrower exceeds 0.25% of Consolidated Net Tangible Assets of the Borrower as of the date of such determination; provided, however, that the term "Restricted Subsidiary" shall not include (A) any Subsidiary of the Borrower (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing (whether through long- or short-term borrowings, pledges, discounts or otherwise) the sales, leasing or other operations of the Borrower and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties; provided that, notwithstanding (x) and (y) above, such Subsidiary of the Borrower shall be a Restricted Subsidiary if it owns, leases or operates any property which would qualify as Principal Property except as incidental to such financing business; or (B) any Subsidiary of the Borrower acquired or organized after April 1, 1986, for the purpose of acquiring the stock or business or assets of any person other than the Borrower or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary of the Borrower does not acquire by merger, consolidation, acquisition of stock or assets or similar transactions analogous in purpose or effect all or any substantial part of the business or assets of the Borrower or any Restricted Subsidiary of the Borrower; and (b) any other Subsidiary of the Borrower which is hereafter designated by the Board of Directors of the Borrower as a Restricted Subsidiary of the Borrower.

                  "Sale and Leaseback Transaction" shall mean any arrangement with any person providing for the leasing by the Borrower or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries; and (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Secured Indebtedness" shall mean (a) Indebtedness of the Borrower or a Restricted Subsidiary which is secured by any Lien upon any Principal Property or Restricted Securities and (b) Indebtedness of the Borrower or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but "Secured Indebtedness" shall not include any of the following:

                  Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on April 1, 1986, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to Principal Property or Restricted Securities;

                  Indebtedness which is secured by (A) purchase money Liens upon Principal Property or Restricted Securities acquired after April 1, 1986, or (B) Liens placed on Principal Property after April 1, 1986, during construction or improvement thereof (including any improvements on property which will result in such property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such Principal Property or improvement, or placed on Restricted Securities acquired after April 1, 1986, or (C) conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after April 1, 1986, if (in each case referred to in this subparagraph (ii)) (x) such Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of such Principal Property or improvement or Restricted Securities and (y) such Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property or Restricted Securities so acquired or the Principal Property, or portion thereof, on which the property so constructed, or such improvement, is located; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien or agreement exceeds the cost to the Borrower or such Restricted Subsidiary of the related acquisition, construction or improvement shall be considered to be "Secured Indebtedness";

                  Indebtedness which is secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of such Principal Property or Restricted Securities by the Borrower or a Restricted Subsidiary;

                  Indebtedness of Restricted Subsidiaries owing to the Borrower or any other Restricted Subsidiary and Indebtedness of the Borrower owing to any Restricted Subsidiary;

                  in the case of any corporation which becomes (by any manner whatsoever) a Restricted Subsidiary after April 1, 1986, Indebtedness which is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property which constitutes Principal Property or Restricted Securities, which Liens exist at the time such corporation becomes a Restricted Subsidiary;

                  guarantees by the Borrower of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of the Secured Indebtedness and Attributable Debt of the Borrower and any other Restricted Subsidiaries;

                  Indebtedness arising from any Sale and Leaseback Transaction;

                  Indebtedness secured by Liens on property of the Borrower or a Restricted Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any State, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if such Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien exceeds the cost to the Borrower or such Restricted Subsidiary of the related acquisition or construction shall be considered to be "Secured Indebtedness"; and

                  the replacement, extension or renewal (or successive replacements, extensions or renewals) of any Indebtedness (in whole or in part) excluded from the definition of "Secured Indebtedness" by subparagraphs (i) through (viii) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Indebtedness shall extend to or cover any Principal Property or any Restricted Securities, other than such property which secured the Indebtedness so replaced, extended or renewed (plus improvements on or to any such Principal Property); provided further, however, that to the extent that such replacement, extension or renewal increases the principal amount of Indebtedness secured by such Lien or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of "Secured Indebtedness" by subparagraphs (i) through (viii) above, the amount of such increase or excess shall be considered to be "Secured Indebtedness".

                  In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Indebtedness to be included more than once in the calculation of "Secured Indebtedness" as that term is used in this Agreement.


                  "Separation Transaction" shall mean any disposition, spin-off or other similar transaction (whether pursuant to a single transaction or a series of related transactions) of any division or line of business of the Borrower or any of its Subsidiaries as a result of which, after giving effect thereto, such division or line of business is no longer a part of or conducted by the Borrower or any of its Subsidiaries. The separation of AT&T Broadband from AT&T Business shall constitute a "Separation Transaction".

                  "SFAS Statement No. 133" shall mean the Statement of Financial Accounting Standards No. 133 ("Accounting for Derivative Instruments and Hedging Activities").

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor rating agency.

                  "Short-Term Debt" shall have the meaning assigned to such term in the definition of Public Debt Rating.

                  "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

                  "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-5.

                  "Standby Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

                  "Subsidiary" shall mean, at any time, any Person, a majority of the Voting Equity Interests of which are at such time owned or controlled, directly or indirectly, by the Borrower or by one or more Subsidiaries of the Borrower. As used herein, Voting Equity Interests are Equity Interests entitled to vote in the election of directors (or comparable management positions).

                  "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

                  "Transactions" shall have the meaning assigned to such term in
         Section 3.02.

                  "Type" when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

                  "Utilization Fee" shall have the meaning assigned to such term in Section 2.06(b).

                  Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Paying Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Paying Agent notifies the Borrower that the Required Lenders wish to amend
         Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         THE CREDITS

         COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.16, subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Standby Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (B) the Total Commitment, and (ii) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (A) the percentage which its Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Standby Loans made pursuant to Section 2.04. Each Lender's Commitment is set forth opposite its name in Schedule 2.01. Such Commitments may be terminated or reduced from time to time pursuant to Section 2.11.

         Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

         LOANS. (b) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $10,000,000 and not less than $50,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

                  Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 25 separate Standby Borrowings comprised of Eurodollar Standby Loans being outstanding hereunder at any one time.

                  For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Paying Agent in New York, New York, not later than 12:00 noon, New York City time, and the Paying Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Paying Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Paying Agent shall have received notice from a Lender prior to the date (or in the case of ABR Borrowings, prior to 12:00 noon New York City time on the date of such Borrowing) of any Borrowing that such Lender will not make available to the Paying Agent such Lender's portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with this paragraph (c) and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Paying Agent, such Lender and the Borrower severally agree to repay to the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Paying Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Paying Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         COMPETITIVE BID PROCEDURE. (c) In order to request Competitive Bids, the Borrower shall hand deliver, telex or telecopy to the Paying Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Paying Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Paying Agent's sole discretion, and the Paying Agent shall promptly notify the Borrower of such rejection by telex or telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Paying Agent shall invite by telex or telecopy (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                  Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to the Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Paying Agent via telex or telecopy, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Paying Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Paying Agent after conferring with, and upon the instruction of, the Borrower, and the Paying Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Paying Agent via telex or telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                  The Paying Agent shall promptly notify the Borrower, by telex or telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Paying Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                  The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Paying Agent by telephone, confirmed by telex or telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause
                  (iv)
                  above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

                  The Paying Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or telecopy sent by the Paying Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request. No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in Section 2.01 would not be met.

                  If the Paying Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Paying Agent pursuant to paragraph (b) above.

                  All notices required by this Section 2.03 shall be given in accordance with Section 8.01.

         STANDBY BORROWING PROCEDURE. In order to request a Standby Borrowing, the Borrower shall hand deliver, telex or telecopy to the Paying Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5
         (a) in the case of a Eurodollar Standby Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not be entitled to request any Standby Borrowing if the Interest Period requested with respect to such Standby Borrowing would end after the Maturity Date. The Paying Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

         CONVERSION AND CONTINUATION OF STANDBY LOANS. The Borrower shall have the right at any time upon prior irrevocable notice to the Paying Agent
         (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurodollar Standby Borrowing into an ABR Borrowing, (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Standby Borrowing or to continue any Eurodollar Standby Borrowing as a Eurodollar Standby Borrowing for an additional Interest Period and (iii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period, with respect to any Eurodollar Standby Borrowing to another permissible Interest Period, subject in each case to the following:

                  if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, the aggregate principal amount of the Standby Borrowing converted or continued shall be an integral multiple of $10,000,000 and not less than $50,000,000;

                  accrued interest on a Standby Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  if any Eurodollar Standby Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

                  any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Standby Borrowing;

                  any portion of a Eurodollar Standby Borrowing which cannot be continued as a Eurodollar Standby Borrowing by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurodollar Standby Borrowing into an ABR Borrowing; and

                  no Interest Period may be selected for any Eurodollar Standby Borrowing that would end later than the Maturity Date.

         Each notice of the Borrower pursuant to this Section 2.05 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standby Borrowing that the Borrower requests to be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing, or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Standby Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.05 to convert or continue any Standby Borrowing, such Standby Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into a new Interest Period as an ABR Borrowing.

         FEES. (d) The Borrower agrees to pay to each Lender, through the Paying Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on December 31, 2001) and on the date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a facility fee (a "Facility Fee") on the average daily amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date of this Agreement, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated or reduced) at a rate per annum equal to the Applicable Facility Fee Percentage in effect from time to time. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                  The Borrower agrees to pay to each Lender, through the Paying Agent, on each March 31, June 30, September 30 and December 31 and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a utilization fee (a "Utilization Fee") equal to a pro rata portion (based on the ratio of such Lender's Commitment to the Total Commitment) of 0.25% per annum on the principal amount of the outstanding Loans, including Competitive Loans, whether or not made by such Lender, for each day during the preceding quarter (or other period commencing on the date hereof or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated) on which the sum of the outstanding Standby Loans and the outstanding Competitive Loans exceeds 25% of the Total Commitment. The Utilization Fee due to each Lender shall be payable in arrears and shall commence to accrue on the date hereof and cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                  The Borrower agrees to pay the Paying Agent, for its own account, the agency and other fees referred to in the Fee Letter (the "Administrative Fees") at the times and in the amounts agreed upon in the Fee Letter.

                  All Fees shall be paid on the dates due, in immediately available funds, to the Paying Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

         REPAYMENT OF LOANS; EVIDENCE OF DEBT. (e) The Borrower hereby agrees that the outstanding principal balance of each Standby Loan shall be payable on the Maturity Date, and that the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.08.

                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid such lending office of such Lender from time to time under this Agreement.

                  The Paying Agent shall maintain the Register pursuant to
                  Section 8.04(d), and a subaccount for each Lender, in which Register and accounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Paying Agent hereunder from the Borrower and each Lender's share thereof.

                  The entries made in the Register and accounts maintained pursuant to paragraph (b) and (c) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Paying Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made to the Borrower by such Lender in accordance with their terms.

         INTEREST ON LOANS. (f) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest

         Period in effect for such Borrowing plus the Applicable Margin from time to time in effect and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

                  Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for periods during which the Alternate Base Rate is determined by reference to the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate.

                  Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

                  Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined in good faith by the Paying Agent, and such determination shall be conclusive absent manifest error.

         DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Paying Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2%.

         ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Paying Agent shall have determined in good faith (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Paying Agent shall, as soon as practicable thereafter, give telex or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses (i) or (ii) above, until the Paying Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Paying Agent and (y) any request by the Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event a Lender notifies the Paying Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Paying Agent shall notify the Borrower of such notice and until the Lender shall have advised the Paying Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Standby Borrowing shall be deemed a request for an ABR Borrowing for the same Interest Period with respect to such Lender. Each determination by the Paying Agent hereunder shall be in good faith and conclusive absent manifest error.

         TERMINATION AND REDUCTION OF COMMITMENTS. (g) The Commitments shall be automatically terminated on the Maturity Date.

                  Upon at least three Business Days' prior irrevocable telex or telecopy notice to the Paying Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $50,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.

                  Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Paying Agent for the account of the Lenders, on the date of each termination or reduction of the Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

         PREPAYMENT. (h) The Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving telex or telecopy notice (or telephone notice promptly confirmed by telex or telecopy notice) to the Paying Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $50,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing.

                  On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standby Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

                  Each notice of prepayment from the Borrower shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (i) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on such Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request was applicable to such

         Lender at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

                  If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines.

                  A certificate of the Lender setting forth such amount or amounts (including computation of such amount or amounts) as shall be necessary to compensate the Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. Unless the Borrower disagrees in good faith with the computation of the amount or amounts in such certificate, the Borrower shall pay to the Lender, within 10 Business Days after receipt by the Borrower of such certificate delivered by the Lender, the amount shown as due on any such certificate. If the Borrower, after receipt of any such certificate from the Lender, disagrees with the Lender on the computation of the amount or amounts owed to the Lender pursuant to paragraph (a) or (b) above, the Lender and the Borrower shall negotiate in good faith to promptly resolve such disagreement. In either case, however, the Lender shall have a duty to mitigate the damages that may arise as a consequence of paragraph (a) or (b) above to the extent that such mitigation will not, in the judgment of the Lender, entail any cost or disadvantage to the Lender that the Lender is not reimbursed or compensated for by the Borrower.

                  Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         CHANGE IN LEGALITY. (j) Notwithstanding any other provision herein, if after the date hereof any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by 30 days' (or such shorter period as shall be required in order to comply with applicable law) written notice to the Borrower and to the Paying Agent, such Lender may:

                  declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

                           In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. Before giving any such notice, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

         INDEMNITY. The Borrower shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03, 2.04 or 2.05, (b) any payment, prepayment or conversion, or an assignment required under Section 2.20, of a Eurodollar Loan by the Borrower required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default by the Borrower in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default.

         In the case of a Eurodollar Loan, such out-of-pocket loss or expense shall be limited to an amount equal to the excess, if any, of (i) such Lender's cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (based on the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest that would be realized by such

         Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. In the case of an ABR Loan, such out-of-pocket loss or expense shall be limited to an amount equal to the excess, if any, of
         (i) such Lender's cost of obtaining the funds for the ABR Loan being paid, prepaid, converted or not borrowed, converted or continued for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the next Business Day for such ABR Loan over (ii) the amount of interest that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued until the next Business Day, as the case may be.

         A certificate of the Lender setting forth such amount or amounts (including the computation of such amount or amounts) as shall be necessary to compensate the Lender or its holding company for the out-of-pocket expenses defined herein shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. If the Borrower, after receipt of any such certificate from the Lender, disagrees in good faith with the Lender on the computation of the amount or amounts owed to the Lender pursuant to this Section 2.15, the Lender and the Borrower shall negotiate in good faith to promptly resolve such disagreement.

         Each Lender shall have a duty to mitigate the damages to such Lender that may arise as a consequence of clause (a), (b), (c) or (d) above to the extent that such mitigation will not, in the judgment of such Lender, entail any cost or disadvantage to such Lender that such Lender is not reimbursed or compensated for by the Borrower.

         PRO RATA TREATMENT. Except as required under Sections 2.10, 2.13, 2.14, 2.15, 2.19 and 2.20, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees and Utilization Fees, each reduction of the Commitments and each refinancing or conversion of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Paying Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of the Standby Loans of such Lender shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to the Borrower in the amount of such participation.

         PAYMENTS. (k) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Paying Agent at its offices at 2 Penns Way, Suite 200, New Castle, Delaware 19720, in immediately available funds.

                  Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         TAXES. (l) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision or taxing authority thereof, excluding taxes imposed on the Paying Agent or any Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Paying Agent or any Lender (or Transferee) by the United States or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Paying Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Paying Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement imposed by the United States or any political subdivision or taxing authority thereof (hereinafter referred to as "Other Taxes").

                  The Borrower will indemnify each Lender (or Transferee) and the Paying Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 2.19) paid by such Lender (or Transferee) or the Paying Agent, as the case may be, with respect to the Borrower and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto (other than any such liability that results from the negligence or willful misconduct of the Lender (or Transferee) or the Paying Agent), whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Paying Agent, as the case may be, makes written demand therefor. If the Borrower or any Lender (or Transferee) or the Paying Agent shall determine that Taxes or Other Taxes may not have been correctly or legally assessed by the relevant taxing authority or other Governmental Authority, and that a Lender (or Transferee) or the Paying Agent may be entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the other party of the availability of such refund and such Lender (or Transferee) or the Paying Agent shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Paying Agent receives a refund or credit or offset against another tax liability in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Paying Agent has received payment from the Borrower hereunder it shall promptly repay such refund or credit or offset against another tax liability (including any interest received by such Lender (or Transferee) or the Paying Agent from the taxing authority with respect to the refund with respect to such Taxes or Other Taxes) to the Borrower, net of all out-of-pocket expenses of such Lender; provided that the Borrower, upon the request of such Lender (or Transferee) or the Paying Agent, agrees to return such refund or credit or offset against another tax liability (plus penalties, interest or other charges) to such Lender (or Transferee) or the Paying Agent in the event such Lender (or Transferee) or the Paying Agent is required to repay such refund or credit or offset against another tax liability. For purposes of the preceding sentence, the Paying Agent or any Lender shall determine in good faith and in its discretion the amount of any credit or offset against another tax liability and shall be under no obligation to make available to the Borrower any of its tax returns or any other information that it deems to be confidential.

                  As soon as practicable after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Paying Agent, the Borrower will furnish to the Paying Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt evidencing payment thereof.

                  Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  Each Lender (or Transferee) which is organized outside the United States shall, prior to the due date of the first payment by the Borrower to such Lender (or Transferee) hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI, or any successor or other form prescribed by the Internal Revenue Service properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or
                  (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Each such Lender (or Transferee) that changes its funding office shall promptly notify the Borrower of such change and, upon written request from the Borrower, shall deliver any new certificates, documents or other evidence required pursuant to the preceding sentence prior to the immediately following due date of any payment by the Borrower hereunder. Unless the Borrower and the Paying Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, notwithstanding paragraph (a), the Borrower or the Paying Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) organized under the laws of a jurisdiction outside the United States.

                  The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above unless such Lender (or Transferee) is unable to comply with paragraph (f) because of (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (and, in the case of a Transferee, after the date of assignment or transfer).

                  Any Lender (or Transferee) claiming any additional amounts payable under this Section 2.19 shall (i) to the extent legally able to do so, upon written request from the Borrower, file any certificate or document if such filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue, and the Borrower shall not be obligated to pay such additional amounts if, after the Borrower's request, any Lender (or Transferee) could have filed such certificate or document and failed to do so; or
                  (ii) consistent with legal and regulatory restrictions, use reasonable efforts to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or reduce the amount of any additional amounts which may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

         MANDATORY ASSIGNMENT; COMMITMENT TERMINATION. In the event any Lender delivers to the Paying Agent or the Borrower, as appropriate, a certificate in accordance with Section 2.13(c) or a notice in accordance with Section 2.10 or 2.14, or the Borrower is required to pay any additional amounts or other payments in accordance with Section 2.19, the Borrower may, at its own expense, and in its sole discretion
         (a) require such Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 8.04), all or part of its interests, rights and obligations under this Agreement (other than outstanding Competitive Loans) to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (ii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder or (b) terminate the Commitment of such Lender and prepay all outstanding Loans (other than Competitive Loans) of such Lender; provided that (x) such termination of the Commitment of such Lender and prepayment of Loans does not conflict with any law, rule or regulation or order of any court or Governmental Authority and (y) the Borrower shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans (other than Competitive Loans) made by it hereunder and all other amounts owed to it hereunder.

         REPRESENTATIONS AND WARRANTIES
         The Borrower represents and warrants to each of the Lenders that:

         ORGANIZATION; POWERS. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,

         (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow funds hereunder.

         AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement and the Borrowings of the Borrower hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate actions and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Borrower, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower.

         ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions.

         FINANCIAL STATEMENTS. (m) The Borrower has heretofore furnished to the Agents and the Lenders copies of (i) its consolidated financial statements for the year ended December 31, 2000, which were included in the Borrower's annual report on Form 10-K filed with the SEC on April 2, 2001 (and amended on April 17, 2001) under the Exchange Act, and the restated financial statements on Form 8-K filed with the SEC on September 24, 2001 and (ii) its consolidated financial statements for the nine months ended September 30, 2001, which were included in the Borrower's Quarterly Report on Form 10-Q filed with the SEC on November 13, 2001 under the Exchange Act. Such financial statements present fairly, in all material respects, the consolidated financial condition and the results of operations of the Borrower as of such dates in accordance with GAAP.

                  As of the date hereof, there has been no material adverse change in the consolidated financial condition of the Borrower from the financial condition reflected in the financial statements referred to in the first sentence of paragraph (a) above (it being understood that neither the proposed Separation Transactions nor any event, condition or result accurately reflected in reports or financial statements filed with the SEC prior to November 13, 2001, shall be deemed to give rise to a material adverse change).

         LITIGATION; COMPLIANCE WITH LAWS. (n) There are no actions or proceedings filed or (to the knowledge of the Borrower) investigations pending or overtly threatened against the Borrower in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of or seek damages in connection with this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining the Borrower from the execution, delivery or performance of this Agreement nor is there any action or proceeding which involves a probable risk of an adverse determination which would have any such effect; nor is there as of the date hereof any other action or proceeding filed or (to the knowledge of the Borrower) investigation pending or overtly threatened against the Borrower in any court or before any Governmental Authority or arbitration board or tribunal which involves a probable risk of a material adverse decision which would result in a Material Adverse Effect or materially restrict the ability of the Borrower to comply with its obligations under this Agreement.

                  Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would result in a Material Adverse Effect.

         FEDERAL RESERVE REGULATIONS. (o) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

         INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         USE OF PROCEEDS. All proceeds of the Loans shall be used to refinance the Existing Bank Agreement and for other general corporate purposes of the Borrower, including without limitation, the repayment of maturing commercial paper of the Borrower.

         NO MATERIAL MISSTATEMENTS. No report, financial statement or other written information furnished by or on behalf of the Borrower to any Agent or any Lender pursuant to Section 3.05 or Section 5.02 hereof contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were or will be made, not misleading.

         CONDITIONS OF EFFECTIVENESS AND OF LENDING

         The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

         ALL BORROWINGS. On the date of each Borrowing:

                  The Paying Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

                  The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  The Borrower shall be in compliance with all the terms and provisions set forth herein in all material respects, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

                  Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this
                  Section 4.01.

         CLOSING DATE. This Agreement shall be effective upon the satisfaction of the following conditions set forth in this Section 4.02:

                  The Paying Agent shall have received a favorable written opinion of the General Attorney for Corporate Matters of the Borrower, dated the Closing Date and addressed to the Lenders, to the effect set forth in Exhibit C hereto.

                  The Paying Agent shall have received (i) a long form certificate as to the certificate of incorporation, including all amendments thereto, of the Borrower, as of a recent date by the Secretary of State of the state of incorporation of the Borrower and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State;
                  (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

                  The Paying Agent shall have received a certificate from the Borrower, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
                  Section 4.01.

                  The Paying Agent shall have received any Fees and other amounts due and payable on or prior to the Closing Date to the extent invoiced.

         COVENANTS

         The Borrower covenants and agrees with each Lender and each Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing:

         EXISTENCE. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 5.05.

         FINANCIAL STATEMENTS, REPORTS, ETC. The Borrower will furnish to the Paying Agent for distribution to the Lenders:

                  promptly after the filing or sending thereof and in any event not later than (i) 105 days after the end of each fiscal year, a copy of the Borrower's report on Form 10-K which the Borrower files with the SEC for such year and (ii) 15 days after being sent to its public security holders, a copy of the Borrower's annual report;

                  promptly after the filing thereof, and in any event within 60 days after the end of each of the first three fiscal quarters during each fiscal year, the Borrower's report on Form 10-Q which the Borrower files with the SEC for such quarter;

                  concurrently with any delivery of information under paragraph
                  (a) above, a certificate of a Financial Officer certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  promptly after the same become publicly available, copies of all other reports filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, or distributed to its shareholders, as the case may be; and

                  promptly after the same become publicly available, notice that either or both of the Public Debt Ratings have changed from the immediately preceding Public Debt Ratings previously reported to the Paying Agent by the Borrower.

         Reports required to be delivered pursuant to subsections (a), (b) and
         (d) of this Section 5.02 shall be deemed to have been delivered on the date on which the Borrower posts such reports on the Borrower's website on the Internet at the website address listed on the signature pages hereof or when such report is posted on the SEC's website at www.sec.gov; provided that the Borrower shall deliver paper copies of the reports referred to in subsections (a), (b) and (d) of this Section
         5.02 to any Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by such Agent or such Lender and provided further that in every instance the Borrower shall provide paper copies of the certificate required by subsection (c) and the notice required by subsection (e) to the Paying Agent and each of the Lenders until such time as the Paying Agent shall provide the Borrower written notice otherwise.

         MAINTAINING RECORDS. The Borrower will record, summarize and report all financial information in accordance with GAAP.

         USE OF PROCEEDS. The Borrower will use the proceeds of the Loans only for the purposes set forth in Section 3.09.

         CONSOLIDATIONS, MERGERS, SALES OF ASSETS AND SEPARATION TRANSACTIONS.
         (p) Nothing contained in this Agreement shall prevent any consolidation of the Borrower with, or merger of the Borrower into, another corporation or corporations (whether or not affiliated with the Borrower), or successive consolidations or mergers to which the Borrower or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Borrower (including stock of Subsidiaries) as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with the Borrower) authorized to acquire and own or operate the same; provided, however, that the Borrower hereby covenants and agrees, that, upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of and interest on all the Loans and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed or observed by the Borrower shall be expressly assumed, by one or more agreements, reasonably satisfactory in form to the Required Lenders, executed and delivered to the Paying Agent by the corporation formed by such consolidation, or into which the Borrower shall have been merged, or which shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Borrower, with the same effect as if it had been named herein.

                  Notwithstanding clause (a) above, the Borrower will not effect, or permit any Subsidiary to effect, a Separation Transaction unless, at the time thereof and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Public Debt Rating of the Borrower (or, in the case of a Separation Transaction that is an AT&T Business Spinoff (as defined in clause (c) below), the Public Debt Rating of AT&T Business) for its Long-Term Senior Debt is at least BBB+ by S&P and Baa1 by Moody's, and (iii) all preferred Equity Interests held by, and intercompany Indebtedness owed to, the Borrower in or by any Subsidiary that is the subject of the Separation Transaction are redeemed or repaid in full.

                  In the event that a Separation Transaction permitted by
                  Section 5.05(b) occurs in which AT&T Broadband is separated from AT&T Business by means of a spinoff of AT&T Business (or by means of a similar transaction whereby AT&T Business ceases to be any of the Borrower or its Subsidiaries) (any such Separation Transaction, an "AT&T Business Spinoff"), then AT&T Business shall assume all rights and obligations of the original Borrower under this Agreement and, upon effectiveness of such assumption, the original Borrower shall automatically be discharged from all obligations (including, without limitation, payment obligations with respect to any Loans) hereunder.

         LIMITATIONS ON LIENS. The Borrower will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby all the Loans shall be secured equally and ratably with (or prior to) such Secured Indebtedness (together with, if the Borrower shall so determine, any other Indebtedness of the Borrower or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Loans) so long as such Secured Indebtedness shall be outstanding, unless such Secured Indebtedness, when added to
         (a) the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Loans are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness which is concurrently being retired) and (b) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by the Borrower after April 1, 1986, or entered into by a Restricted Subsidiary after April 1, 1986, or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt which is concurrently being retired), would not exceed 10% of Consolidated Net Tangible Assets of the Borrower.

         LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of (i) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction,
         (ii) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Borrower after April 1, 1986, or entered into by a Restricted Subsidiary after April 1, 1986, or, if later, the date on which it became a Restricted Subsidiary and
         (iii) the aggregate of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Loans are secured equally and ratably with (or prior to) such Secured Indebtedness) would not exceed 10% of Consolidated Net Tangible Assets or (b) an amount equal to the greater of (i) the net proceeds to the Borrower or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction and (ii) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction is applied to the retirement of Funded Debt of the Borrower or any Restricted Subsidiaries (other than Funded Debt which is subordinate to the Loans or which is owing to the Borrower or any Restricted Subsidiaries) within 180 days after the consummation of such Sale and Leaseback Transaction.

         TOTAL DEBT TO EBITDA RATIO. As of the last day of each fiscal quarter, the ratio of Consolidated Indebtedness of the Borrower and its Consolidated Subsidiaries on such day to Consolidated Operational EBITDA of the Borrower and its Consolidated Subsidiaries for the four consecutive fiscal quarters ending on such day shall not exceed 3.00:1.00.

EVENTS OF DEFAULT

In case of the happening of any of the following events (each an "Event of Default"):

         any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings hereunder, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph
         (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of ten days;

         default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.04, 5.05 or 5.08;

         default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Paying Agent or any Lender to the Borrower;

         a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; and

         the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property or make any general assignment for the benefit of creditors; or the Borrower shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Borrower in furtherance of any of the aforesaid purposes;

                  then, and in every such event (other than an event described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Paying Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and, in any event with respect to the Borrower described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

THE AGENTS

         In order to expedite the transactions contemplated by this Agreement, Citibank, N.A. is hereby appointed to act as Paying Agent on behalf of the Lenders and Citibank, N.A., Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P. are hereby appointed to act as Administrative Agents on behalf of the Lenders. The Administrative Agents do not assume any responsibility or obligation under this Agreement or any duties as agents for the Lenders. The title "Administrative Agent" implies no fiduciary obligation on the part of any Administrative Agent to any Person and the use of such title does not impose on any Administrative Agent any duties under this Agreement. Each of the Lenders hereby authorizes each Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to such Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Paying Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Paying Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Paying Agent. It is understood that the Agent Parties shall not have any duties or obligations except those expressly set forth herein.

Neither any Agent Party nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. No Agent Party shall be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. Each Agent Party may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until, in the case of the Paying Agent, the Paying Agent shall have received notice from such Lender or, in the case of any other Agent Party, such Agent Party shall have received notice from the Paying Agent that it received such notice from such Lender, in each case, given as provided herein, of the transfer thereof. Each Agent Party shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent Party shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither any Agent Party nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. Each Agent Party may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

The Lenders hereby acknowledge that each Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

Subject to the appointment and acceptance of a successor Paying Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation of the Paying Agent, the Required Lenders shall have the right to appoint a successor Paying Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Paying Agent gives notice of its resignation, then the retiring Paying Agent may, on behalf of the Lenders, appoint a successor Paying Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as a Paying Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Paying Agent and the retiring Paying Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

With respect to the Loans made by it hereunder, any Agent in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

Each Lender agrees (i) to reimburse the Paying Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by such Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower, and (ii) to indemnify and hold harmless each Agent Party and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent Party or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to any Agent Party for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent Party or any of its directors, officers, employees or agents.

Each Lender acknowledges that it has, independently and without reliance upon any Agent Party or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent Party or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

MISCELLANEOUS

NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

         if to the Borrower, to it at AT&T Corp., 295 North Maple Avenue, Basking Ridge, New Jersey 07920, Attention of Patrick Moletteri, Senior Treasury Manager (Facsimile No. 908-630-1965) with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention of Peter S. W. Levin (Facsimile No. 212-450-4800);

         if to the Paying Agent, to it at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications;

         if to an Administrative Agent, to it at its address (or telecopy number) set forth in Schedule 2.01; and

         if to a Lender, to it at its address (or telecopy number) set forth in
         Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

                  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.01.

SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and when the Paying Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its respective rights or duties hereunder or any interest herein without the prior consent of all the Lenders and any attempted assignment without such consent shall be void.

SUCCESSORS AND ASSIGNS. (q) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) in the case of an assignment made by a Lender to a Person other than a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Paying Agent) shall not be less than $25,000,000 (or the remaining balance of its Commitment) and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $25,000,000 or shall be zero, and (iii) the parties to each such assignment shall execute and deliver to the Paying Agent an Assignment and Acceptance, and a processing and recordation fee of $3,000. Upon acceptance and recording pursuant to paragraph (e) of this Section 8.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 8.05, as well as to any Fees accrued for its account hereunder and not yet paid)) and (C) Schedule 2.01 shall be deemed amended to give effect to such assignment. Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

     By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         The Paying Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

         Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower to such assignment, the Paying Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

         Each Lender may, without the consent of the Borrower or any of the Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if it was the selling Lender, except that all claims and petitions for payment and payments made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (and participating banks or other entities shall have no right) to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans).

         Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
         Section 8.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree

         (subject to customary exceptions) to preserve the confidentiality of any such confidential information relating to the Borrower.

         The Borrower shall not assign or delegate any of its respective rights and duties hereunder without the prior written consent of all Lenders and any attempted assignment without such consent shall be void.

         Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes in substantially the form of Exhibit D hereto evidencing the Loans made to the Borrower by the assigning Lender hereunder.

EXPENSES; INDEMNITY. (r) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by any Agent in connection with entering into this Agreement or by the Paying Agent in connection with any amendments, modifications or waivers of the provisions hereof, or incurred by any Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made hereunder, including the reasonable fees and disbursements of a single counsel for the Agents or, in the case of enforcement or protection, counsel for the Lenders.

         The Borrower agrees to indemnify the Agent Parties, the Lenders, their respective Affiliates, and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Indemnitee.

         The provisions of this Section 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent Party or any Lender. All amounts due under this Section 8.05 shall be payable on written demand therefor.

         All out-of-pocket expenses that any Lender may sustain or incur as a consequence of (a), (b), (c) or (d) of Section 2.15 but that are not included in the calculations made pursuant to the second and third sentences of Section 2.15, shall be included in the amount or amounts payable to such Lender and in the manner provided pursuant to this
         Section 8.05.

APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

WAIVERS; AMENDMENT. (s) No failure or delay of any Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16 or Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

ENTIRE AGREEMENT. This Agreement, any promissory notes issued hereunder, and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Fee Letter. Nothing in this Agreement or the Fee Letter expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Fee Letter.

SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

JURISDICTION, ETC. (t) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

         Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the Borrower, the Agents and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            AT&T CORP.


                                            By: ________________________________
                                                Name:
                                                Title:
                                                Website:

                                   CITIBANK, N.A., individually and as an Agent


                                   By: _________________________________________
                                       Name:
                                       Title:

                                        CREDIT SUISSE FIRST BOSTON, individually and as an Agent


                                        By: ____________________________________
                                            Name:
                                            Title:

                                               DEUTSCHE BANK AG NEW YORK BRANCH,
                                               individually and as an Agent

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                             GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                             individually and as an Agent

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             BANKONE, N.A.


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                             N.Y. BRANCH


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             BANK OF AMERICA N.A.


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             BARCLAYS BANK PLC


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             BNP PARIBAS


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             HSBC BANK USA


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             INTESABCI S.P.A NEW YORK BRANCH


                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             By: _______________________________
                                                 Name:
                                                 Title:

                             THE FUJI BANK, LIMITED

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             ROYAL BANK OF SCOTLAND PLC

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             ABN AMRO BANK


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             ING (U.S.) CAPITAL LLC

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             LLOYDS TSB BANK PLC


                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             BAYERISCHE LANDESBANK GIROZENTRALE,
                                             CAYMAN ISLANDS BRANCH


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             FLEET NATIONAL BANK


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             MELLON BANK, N.A.


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             BANKGESELLSCHAFT BERLIN AG

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             ROYAL BANK OF CANADA

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             CAIXA GERAL DE DEPOSITOS, S.A.


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             COMERICA BANK


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             THE NORTHERN TRUST COMPANY

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             THE WELLS FARGO BANK, NATIONAL
                                             ASSOCIATION


                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             CIBC INC.


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             MALAYAN BANKING BERHAD

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             THE SANWA BANK, LIMITED

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             STATE STREET BANK AND TRUST COMPANY


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             FIRST UNION NATIONAL BANK

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                  SCHEDULE 2.01


                         Commitments and Lending Offices

-------------------------------------------------------------------------------------------------------
NAME OF INITIAL               COMMITMENT                           LENDING OFFICE
 LENDER PARTY
-------------------------------------------------------------------------------------------------------
Citibank N.A.               $500,000,000      Citibank, N.A.
                                              Two Penns Way
                                              Suite 200
                                              New Castle, DE  19720
                                              Attn:  Betsy Wier
                                              Phone: (309) 894-6025
                                              Fax:   (309) 894-6120
-------------------------------------------------------------------------------------------------------
Credit Suisse First         $500,000,000      Credit Suisse First Boston
Boston                                        Eleven Madison Avenue
                                              New York, NY  10010
                                              Attn:  Edward Markowski / Nirmala Dutgana
                                              Phone: 212-538-3380 / 3525
                                              Fax:   212-538-3477 / 561-8926
-------------------------------------------------------------------------------------------------------
Deutsche Bank Alex          $500,000,000      Deutsche Bank Alex Brown
Brown                                         90 Hudson Street
                                              Mail stop no. JCY05-0511
                                              Jersey City, N.J. 07302
                                              Attn:  Nelson Lugaro - Loan Administrator
                                              Phone: 201-593-2225
                                              Fax:   201-593-2313 / 2314
-------------------------------------------------------------------------------------------------------
Goldman Sachs Credit        $500,000,000      Goldman Sachs Credit Partners L.P.
Partners L.P.                                 c/o Goldman, Sachs & Co.
                                              85 Broad Street - 6th Floor
                                              New York, NY  10004
                                              Attn:  Barbara Aaron / Sally Wenden
                                              Phone: 212-357-3111/9735
                                              Fax:   212-428-1243
-------------------------------------------------------------------------------------------------------
BankOne, N.A.               $400,000,000
-------------------------------------------------------------------------------------------------------
The Bank of                 $400,000,000      The Bank of Tokyo-Mitsubishi, Ltd., N.Y. Branch
Tokyo-Mitsubishi,                             One BankOne Plaza
Ltd., N.Y. Branch                             Suite IL1-10, 0629
                                              Chicago, IL 60670
                                              Attn:  Medy Hernandez
                                              Phone: 312-732-8297
                                              Fax:   312-732-4840
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Bank of America N.A.        $400,000,000
-------------------------------------------------------------------------------------------------------
Barclays Bank plc           $400,000,000      Barclays Bank plc
                                              222 Broadway
                                              New York, NY  10038
                                              Attn:  George Sierzputowski
                                              Phone: 212-412-3710
                                              Fax:   212-412-5306
-------------------------------------------------------------------------------------------------------
BNP Paribas                 $400,000,000      BNP Paribas
                                              919 Third Avenue
                                              New York, NY 10022
                                              Attn:  Landsworth Tulloch
                                              Phone: 212-471-6649
                                              Fax:   212-471-6603
-------------------------------------------------------------------------------------------------------
First Union National        $400,000,000      First Union National Bank
Bank                                          201 South College Street
                                              17th Floor
                                              Charlotte, NC  28288-1183
                                              Attn:  Lisa Davis
                                              Phone: 704-715-8102
                                              Fax:   704-383-7201
-------------------------------------------------------------------------------------------------------
HSBC Bank USA               $400,000,000      HSBC Bank USA
                                              One HSBC Center
                                              26th Floor
                                              Buffalo, NY  14203
                                              Attn:  Marie Bax
                                              Phone: 716-841-5668
                                              Fax:   716-841-0269
-------------------------------------------------------------------------------------------------------
IntesaBci S.p.A             $400,000,000      IntesaBci S.p.A
                                              1 William Street
                                              New York, NY  10004
                                              Attn:  Isabella Castrogiovanni
                                              Phone: 212-607-3522
                                              Fax:   212-607-3897
-------------------------------------------------------------------------------------------------------
The Fuji Bank, Limited      $400,000,000
-------------------------------------------------------------------------------------------------------
The Royal Bank of           $400,000,000      The Royal Bank of Scotland plc
Scotland plc                                  65 East 55th Street, 21st Floor
                                              New York, NY  10022
                                              Attn:  Sheila Shaw
                                              Phone: 212-401-1406
                                              Fax:   212-401-1336
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
ABN Amro Bank               $300,000,000
-------------------------------------------------------------------------------------------------------
ING (U.S.) Capital LLC      $300,000,000      ING (U.S.) Capital LLC
                                              135 East 57th Street
                                              New York, NY  10022
                                              Attn:  Annette Miller-Lewis
                                              Phone: 646-424-8226
                                              Fax:   646-424-8260
-------------------------------------------------------------------------------------------------------
Lloyds TSB Bank plc         $300,000,000      Lloyds TSB Bank plc
                                              1251 Avenue of the Americas
                                              New York, NY  10020
                                              Attn:  Patricia Kilian
                                              Phone: 212-930-8914
                                              Fax:   212-930-5098
-------------------------------------------------------------------------------------------------------
Bayerische Landesbank       $200,000,000      Bayerische Landesbank Girozentrale, Cayman Islands Branch
Girozentrale, Cayman                          560 Lexington Avenue
Islands Branch                                New York, NY  10022
                                              Attn:  Patricia Sanchez
                                              Phone: 212-310-9810
                                              Fax:   212-310-9930
-------------------------------------------------------------------------------------------------------
Fleet National Bank         $200,000,000      Fleet National Bank
                                              100 Federal Street
                                              Boston, MA 02110
                                              Attn:  Michael Shuhy
                                              Phone: 617-434-5543
                                              Fax:   617-434-1240
-------------------------------------------------------------------------------------------------------
Mellon Bank, N.A.           $200,000,000      Mellon Bank, N.A.
                                              3 Mellon Bank Center
                                              Room 1203
                                              Pittsburgh, PA 15259
                                              Attn:  Daria A. Armen
                                              Phone: 412-234-1870
                                              Fax:   412-209-6117
-------------------------------------------------------------------------------------------------------
Bankgesellschaft            $100,000,000      Bankgesellschaft Berlin AG, London Branch
Berlin AG, London                             1 Crown Court, Cheapside
Branch                                        London EC2V 6LR
                                              Attn:  Penny Neville-Park / Collette Hayden
                                              Phone: 011-44-20-7572-6327 / 6350
                                              Fax:   011-44-20-7572-6359
-------------------------------------------------------------------------------------------------------
Royal Bank of Canada        $100,000,000      Royal Bank of Canada
                                              One Liberty Plaza
                                              New York, NY 10006-1404
                                              Attn:  Manager, Loans Administration
                                              Phone: 212-428-6322
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                              Fax:   212-428-2372
-------------------------------------------------------------------------------------------------------
Caixa Geral de               $50,000,000      Caixa Geral de Depositos, S.A.
Depositos, S.A.                               280 Park Avenue 28th Floor East Building
                                              New York, NY  10017
                                              Attn:  Dale Prusinowski
                                              Phone: 212-557-0025
                                              Fax:   212-687-0848
-------------------------------------------------------------------------------------------------------
Comerica Bank                $50,000,000      Comercia Bank
                                              U.S. Banking/Northeast
                                              500 Woodward Avenue, 9th Floor
                                              MC 3279
                                              Detroit, MI  48275-3279
                                              Attn:  Venus Moses / Munther Abukhader
                                              Phone: 313-222-3319 / 5601
                                              Fax:   313-222-3330 / 3776
-------------------------------------------------------------------------------------------------------
The Northern Trust           $50,000,000      The Northern Trust Company
Company                                       50 S. LaSalle Street
                                              Chicago, IL 60675
                                              Attn:  Ms. Linda Honda
                                              Phone: 312-444-3532
                                              Fax:   312-630-1566
-------------------------------------------------------------------------------------------------------
The Wells Fargo Bank,        $50,000,000      The Wells Fargo Bank, National Association
National Association
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
CIBC Inc.                    $25,000,000      CIBC Inc.
                                              2727 Paces Ferry Road, Suite 120
                                              2 Paces West, Building 2
                                              Atlanta, GA  30339
                                              Attn:  Bonnie Harris
                                              Phone:    770-319-4850
                                              Fax:      770-319-4950
-------------------------------------------------------------------------------------------------------
Malayan Banking              $25,000,000      Malayan Banking Berhad, New York Branch
Berhad,                                       400 Park Avenue, 9th Floor
New York Branch                               New York, NY  10022
                                              Attn:  Nicki Chan / P.C. Kim
                                              Phone:    212-303-1319
                                              Fax:      212-308-0109
-------------------------------------------------------------------------------------------------------
The Sanwa Bank, Limited      $25,000,000      The Sanwa Bank, Limited, New York Branch
                                              55 East 52nd Street
                                              New York, NY 10055
                                              Attn:  Shirley Mosquera
                                              Phone:    212-339-6362
                                              Fax:      212-754-2368
-------------------------------------------------------------------------------------------------------
State Street Bank and        $25,000,000      State Street Bank and Trust Company
Trust Company                                 2 Avenue de Lafayette
                                              Boston, MA 02111
                                              Attn:  Mary H. Carey
                                              Phone:    617-662-3413
                                              Fax:      617-662-4201
-------------------------------------------------------------------------------------------------------

TOTAL                      $8,000,000,000

                                                                     EXHIBIT A-1




                         FORM OF COMPETITIVE BID REQUEST



Citibank, N.A., as Paying Agent
  for the Lenders referred to below,

__________

__________


                                                                Attention:[Date]


Ladies and Gentlemen:

            The undersigned, AT&T Corp. (the "Borrower"), refers to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of December [__], 2001 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, Citibank, N.A. ("Citibank"), Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P., as Administrative Agents, and Citibank, as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to
Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

      (A) Date of Competitive Borrowing (which is a
          Business Day)                                ______________________

      (B) Principal Amount of Competitive Borrowing 1/ ______________________

      (C) Interest rate basis 2/                       ______________________

      (D) Interest Period and the last day thereof 3/  ______________________

            Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

Very truly yours,

AT&T CORP.,



By:_______________________________
    Name:


__________________

1/ Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.
2/ Eurodollar Loan or Fixed Rate Loan.
3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.


                         Form of Competitive Bid Request

   Title: [Responsible Officer]



              AMENDED AND RESTATED 364-DAY COMPETITIVE ADVANCE AND
                       REVOLVING CREDIT FACILITY AGREEMENT

                                                                     EXHIBIT A-2



                   FORM OF NOTICE OF COMPETITIVE BID REQUEST



[Name of Lender]
[Address]


                                                               Attention: [Date]



Ladies and Gentlemen:

            Reference is made to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of December [__], 2001 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among AT&T Corp., the Lenders named therein, Citibank, N.A. ("Citibank"), Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P., as Administrative Agents, and Citibank, as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. AT&T
Corp. (the "Borrower") made a Competitive Bid Request on [          ], [2001]
[2002], pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]. 4/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

      (A) Date of Competitive Borrowing                ______________________

      (B) Principal amount of Competitive Borrowing    ______________________

      (C) Interest rate basis                          ______________________

      (D) Interest Period and the last day thereof     ______________________


Very truly yours,

CITIBANK, N.A., as Paying Agent,



By:_______________________________

    Name:
    Title: [Responsible Officer]


__________________

4/ The Competitive Bid must be received by the Paying Agent (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.



                         Form of Competitive Bid Request

                                                                     EXHIBIT A-3



                             FORM OF COMPETITIVE BID




Citibank, N.A., as Paying Agent
  for the Lenders referred to below,

__________________

__________________


Attention:

Ladies and Gentlemen:

            The undersigned, [Name of Lender], refers to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of December [__], 2001 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among AT&T Corp., the Lenders named therein, Citibank, N.A. ("Citibank"), Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P., as Administrative Agents, and Citibank, as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response to the Competitive Bid Request made by AT&T Corp. (the "Borrower") on [ ], [2001][2002], and in that connection sets forth below the terms on which such Competitive Bid is made:

      (A) Principal Amount 5/                         ______________________

      (B) Competitive Bid Rate 6/                     ______________________

      (C) Interest Period and last day thereof        ______________________

            The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.


Very truly yours,

[NAME OF LENDER],


By:_______________________________
    Name:
    Title:


__________________

5/ Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Paying Agent.
6/ i.e., LIBO Rate + or -     %, in the case of Eurodollar Loans or     %, in
the case of Fixed Rate Loans.



                             Form of Competitive Bid

                                                                     EXHIBIT A-4



                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER



Citibank, N.A., as Paying Agent
  for the Lenders referred to below,

__________

__________



Attention:



Ladies and Gentlemen:

            The undersigned, AT&T Corp. (the "Borrower"), refers to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of December [__], 2001, (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, Citibank, N.A. ("Citibank"), Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P., as Administrative Agents, and Citibank, as Paying Agent for the Lenders.

            In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

      Principal Amount        Fixed Rate/Margin                 Lender
      ----------------------------------------------------------------
      $                             [%]/[+/-.   %]
      $

      We hereby reject the following bids:

      Principal Amount        Fixed Rate/Margin                 Lender
      ----------------------------------------------------------------
      $                             [%]/[+/-.   %]
      $

      The $_______ should be deposited in Citibank, N.A. account number
      [           ] on [date].



Very truly yours,

AT&T CORP.,



By:_______________________________
    Name:
    Title:




                  Form of Competitive Bid Accept/Reject Letter

                                                                     EXHIBIT A-5



                        FORM OF STANDBY BORROWING REQUEST



Citibank, N.A., as Paying Agent
  for the Lenders referred to below,

__________

__________


                                                               Attention: [Date]

Ladies and Gentlemen:

                  The undersigned, AT&T Corp. (the "Borrower"), refers to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of December [__], 2001 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, Citibank, N.A. ("Citibank"), Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P., as Administrative Agents, and Citibank, as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

      (A) Date of Standby Borrowing (which is a
          Business Day)                               ______________________

      (B) Principal Amount of Standby Borrowing 7/    ______________________

      (C) Interest rate basis 8/                      ______________________

      (D) Interest Period and the last day thereof 9/ ______________________

                  Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and
(c) of the Credit Agreement have been satisfied.


Very truly yours,

AT&T CORP.,



By:_________________________________________
     Name:
     Title:  [Responsible Officer]


__________________

7/ Not less than $50,000,000 (and in integral multiples of $10,000,000) or greater than the Total Commitment then available.
8/ Eurodollar Loan or ABR Loan.
9/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.



                       Form of Standby Borrowing Request

                                                                       EXHIBIT B



                                     FORM OF

                            ASSIGNMENT AND ACCEPTANCE



            Reference is made to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of December [__], 2001(as the same may be modified, amended, extended or restated from time to time, the "Credit Agreement"), among AT&T Corp., (the "Borrower"), the lenders party thereto (the "Lenders"), Citibank, N.A. ("Citibank"), Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P., as Administrative Agents, and Citibank, as Paying Agent for the Lenders (in such capacity, the "Paying Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

            1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth herein in the Commitment of the Assignor on the Effective Date and the Competitive Loans (if noted on the attached Schedule) and Standby Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 8.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            2. This Assignment and Acceptance is being delivered to the Paying Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(f) of the Credit Agreement, duly completed and executed by such Assignee, and (ii) a processing and recordation fee of $3,000.

            3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):




                        Form of Assignment and Acceptance

                                                                    Percentage Assigned of Facility
                                          Principal Amount             and Commitment thereunder
                                           Assigned (and          (set forth, to at least 8 decimals,
                                       identifying information      as a percentage of the Facility
                                          as to individual           and the aggregate Commitments
                                         Competitive Loans)            of all Lenders thereunder)
                                         ------------------            --------------------------
Commitment Assigned:                        $                                                %

Standby Loans:

Competitive Loans, if any:




The terms set forth above and on the
reverse side hereof are hereby agreed to: Accepted: as of _____________________,




______________________, as Assignor        AT&T CORP.



By: ___________________________            By: _________________________________

Name: _________________________            Name: _______________________________

Title: ________________________            Title: ______________________________




______________________, as Assignee



By: ___________________________

Name: _________________________

Title: ________________________






                        Form of Assignment and Acceptance

                                                                       EXHIBIT C



                                     FORM OF

                      OPINION OF COUNSEL FOR AT&T CORP. 10/


            1. AT&T Corp. (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect on AT&T Corp., and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and to borrow funds thereunder.

            2. The execution, delivery and performance by AT&T Corp. of the Credit Agreement and the Borrowings of AT&T Corp. thereunder (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation (including without limitation, the Margin Regulations), or of the certificate of incorporation or other constitutive documents or by-laws of AT&T Corp., (2) any order of any governmental authority or (3) any provision of any indenture, agreement or other instrument to which AT&T Corp. is a party or by which it or its property is or may be bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon any property or assets of AT&T Corp.

            3. The Credit Agreement has been duly executed and delivered by AT&T Corp. and constitutes a legal, valid and binding obligation of AT&T Corp. enforceable against AT&T Corp. in accordance with its terms, subject as to the enforceability of rights and remedies to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect.

            4. No action, consent or approval of, registration or filing with, or any other action by, any government authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

            5. Neither AT&T Corp. nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.





__________________

10/ Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of December __, 2001, among AT&T Corp., the lenders listed in Schedule 2.01 thereto, Citibank, N.A. ("Citibank"), Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P., as Administrative Agents, and Citibank, as Paying Agent (the "Credit Agreement").



                   Form of Opinion of Counsel for AT&T Corp.

                                                                       EXHIBIT D

                                  FORM OF NOTE

      $ [Amount of Commitment]                                New York, New York
                                                                          [Date]

            FOR VALUE RECEIVED, the undersigned, AT&T Corp., a New York corporation (the "Borrower"), hereby promises to pay to the order of [Name of Lender] (the "Lender"), at the office of Citibank, N.A. (the "Paying Agent") at [__________], on the Maturity Date (as defined in the Credit Agreement dated as of December [__], 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, Citibank, N.A., Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P., as Administrative Agents, and the Paying Agent) the lesser of the principal sum of [amount of Commitment in words] ($[ ]) and the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made to the Borrower by the Lender pursuant to the Credit Agreement, in lawful money of the United States of America, in immediately available funds, and to pay interest on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum, from the dates and payable on the dates provided in the Credit Agreement.

            The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

            The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

            The Loans evidenced hereby are Loans referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity thereof upon the happening of certain events, for optional and mandatory prepayment of the principal thereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.




                                  Form of Note

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    AT&T CORP.


                                    By:_____________________________________
                                        Name:
                                        Title:



                                  Form of Note

                               Loans and Payments

============================================================================================
                                                                       Unpaid      Name of
           Amount                                                     Principal     Person
          and Type    Maturity                                         Balance      Making
  Date     of Loan      Date     Principal    Payments    Interest     of Note     Notation
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

============================================================================================




                                   Form of Note

                                                                       EXHIBIT E


                        [FORM OF AT&T BUSINESS GUARANTEE]


         GUARANTEE AGREEMENT dated as of ___________, 200_, by AT&T Business, a ___________ corporation (with its successors, the "GUARANTOR") in favor of Citibank, N.A., as Paying Agent (with its successors, the "PAYING AGENT" or "CITIBANK"), for the benefit of the Lenders and the Agents (as defined in the Credit Agreement referred to below).

                              W I T N E S S E T H :

         WHEREAS, AT&T Corp. (with its successors, the "BORROWER"), a New York corporation, the Lenders party thereto (the "LENDERS"), the Paying Agent, and Citibank, Credit Suisse First Boston, Deutsche Bank AG New York Branch and Goldman Sachs Credit Partners L.P., as Administrative Agents (the "ADMINISTRATIVE AGENTS" and, together with the Paying Agent, the "AGENTS"), are parties to an Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of December [__], 2001 (as amended from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantor, the Guarantor is willing to enter into this Guarantee Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         SECTION 2. The Guarantee. The Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy or insolvency proceedings whether or not allowable or allowed thereunder) on any Loan under the Credit Agreement, and the full and punctual payment when due of all other amounts payable by the Borrower under the Credit Agreement (all such obligations being the "GUARANTEED OBLIGATIONS"). Upon failure by the Borrower to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement.

         SECTION 3. Guarantee Unconditional. The obligations of the Guarantor under or in respect of this Guarantee are independent of any other obligations of the Borrower under or in respect of the Credit Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The




                         Form of AT&T Business Guarantee
liability of the Guarantor under this Guarantee shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives, to the extent such waiver is legally permitted, any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                           (i)      any extension, renewal, settlement,
compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, by operation of law or otherwise;

                           (ii)     any modification or amendment of or
supplement to the Credit Agreement;

                           (iii)    any release, impairment, non-perfection or
invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement;

                           (iv)     any change in the corporate existence,
structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any of its assets or any resulting release or discharge of any obligation of the Borrower contained in the Credit Agreement;

                           (v)      the existence of any claim, set-off or other
rights which the Guarantor may have at any time against the Borrower, any Agent, any Lender or any other Person, whether in connection with the Credit Agreement or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                           (vi)     any invalidity or unenforceability relating
to or against the Borrower for any reason of the Credit Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on the Loans or any other amount payable by the Borrower under the Credit Agreement; or

                           (vii)    any other act or omission to act or delay of
any kind by the Borrower, any Agent, any Lender or any other party to the Credit Agreement, or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense to obligations of the Guarantor hereunder.

         SECTION 4. Representations and Warranties. The Guarantor represents and warrants that:

         (a) Corporate Organization. The Guarantor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own its property and assets and carry on its business as now conducted, (iii) is duly qualified in every jurisdiction where such qualification is required, except where the failure to so qualify would not result in a Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Guarantee Agreement.





                         Form of AT&T Business Guarantee

         (b) Authorization; No Conflict. The execution, delivery and performance by the Guarantor of this Guarantee Agreement (i) have been duly authorized by all requisite corporate actions and (ii) will not (A) violate (1) any provision of any law, statute, rule or regulation or of the certificate of incorporation or other constitutive documents or by-laws of the Guarantor, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon any property or assets of the Guarantor.

         (c) Binding Effect. This Guarantee Agreement is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

         (d) Independent Decision. The Guarantor has, independently and without reliance upon any Lender or any Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee, and the Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Borrower.

         SECTION 5. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. (a) The Guarantor's obligations hereunder shall remain in full force and effect until the Commitments under the Credit Agreement shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Borrower under the Credit Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower under the Credit Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 6. Waivers by the Guarantor. (a) The Guarantor irrevocably waives notice of acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

                  (b) The Guarantor hereby unconditionally and irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies by any Lender or any Agent that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor




                         Form of AT&T Business Guarantee
or other rights of the Guarantor to proceed against the Borrower, any other guarantor or any other Person.

                  (c) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender or any Agent to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries now or hereafter known by such Lender or Agent.

                  (d) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waivers set forth in Section 3 and this Section 6 are knowingly made in contemplation of such benefits.

         SECTION 7. Subrogation. Upon making any payment hereunder with respect to the obligations of the Borrower, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such obligation; provided that the Guarantor shall not enforce any payment by way of subrogation (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender or the Paying Agent against the Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right), until the repayment in full of all amounts payable by the Borrower under the Credit Agreement and the termination of the Commitments under the Credit Agreement.

         SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Paying Agent made at the request of the Required Lenders.

         SECTION 9. Amendments; Supplements. Any provision of this Guarantee Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Guarantor, the Paying Agent and the Required Lenders; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, (a) reduce or limit the obligations of the Guarantor hereunder, release the Guarantor hereunder if immediately before and after giving effect to such release the Borrower's Public Debt Rating is less than BBB+ by S&P or Baa1 by Moody's, or otherwise limit the Guarantor's liability with respect to the obligations owing to the Lenders under or in respect of the Credit Agreement, (b) postpone any date fixed for payment hereunder or (c) change the number of Lenders or the percentage of (x) the Total Commitments, or (y) the aggregate unpaid principal amount of the Loans that, in each case, shall be required for the Lenders or any of them to take any action hereunder.





                         Form of AT&T Business Guarantee

         SECTION 10. Continuing Guarantee. This Guarantee is a continuing Guarantee and shall be binding upon the Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Paying Agent, the Agents or the Lenders and their respective successors and assigns. This Guarantee is for the benefit of the Agents and the Lenders and its successors and permitted assigns pursuant to Sections 8.04 of the Credit Agreement, and in the event of an assignment of all or any of any Lender's interest in and to its rights and obligations under the Credit Agreement in accordance with the Credit Agreement, the assignor's rights hereunder, to the extent applicable to the indebtedness or obligation so assigned, shall automatically be transferred with such indebtedness or obligation.

         SECTION 11. Limitation on the Obligations. The obligations of the Guarantor hereunder shall be limited to an aggregate amount that is equal to the largest amount that would not render the obligations of the Guarantor hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.

         SECTION 12. Right of Set-Off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request specified by Article VI of the Credit Agreement to authorize the Paying Agent to declare the Loans due and payable pursuant to the provisions of said Article VI, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations of the Guarantor now or hereafter existing hereunder, irrespective of whether such Agent or such Lender shall have made any demand under this Guarantee and although such Guaranteed Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

         SECTION 13. Taxes; Expenses; Indemnity; Miscellaneous. The provisions of Sections 2.19, 8.01, 8.05, 8.06 and 8.10 through 8.14, inclusive, of the Credit Agreement apply to the Guarantor and this Guarantee Agreement mutatis mutandis, with notice to the Guarantor to be at:

         AT&T Business
         [Address]
         Attention:
         Fax:











                         Form of AT&T Business Guarantee

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee Agreement to be duly executed by its authorized officer as of the day and year first above written.

                                    AT&T BUSINESS



                                    By:_____________________________________
                                         Name:
                                         Title: